EXHIBIT 5.1

CONSENT OF LATHAM & WATKINS LLP

     We consent to the incorporation by reference in the Registration Statement of Beverly Enterprises, Inc. of our opinion dated December 22, 2000 which was attached as exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-52708) filed by Beverly Enterprises, Inc. with the Securities and Exchange Commission on December 22, 2000.

/s/ Latham & Watkins LLP

October 14, 2003